Exhibit 5.1
December 10, 2008
Aqua America, Inc.
762 Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
RE:     Aqua America, Inc., Registration Statement on Form S-8, filed on December 10, 2008
Ladies and Gentlemen:
We have acted as counsel to Aqua America, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration under the Act of $20,000,000 of deferred compensation obligations of the Company (the “Securities”) under the Aqua America, Inc. 2009 Executive Deferral Plan (the “Plan”).
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction of the Company’s Restated Articles of Incorporation, the Company’s Bylaws, as amended, the Plan, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that, when issued in accordance with the provisions of the Plan, the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof.
The opinions expressed above are subject to the following limitations and qualifications:
1.	The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.
2.	The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP